SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **WISE SALES, INC.**, did on September 10, 2008, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 10, 2008.

ROSS MILLER
Secretary of State

By Judith M. Catorie
Certification Clerk

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20080603701-47
	Filing Date and Time: 09/10/2008 1:59 PM
	Entity Number: E0572782008-5

Important. Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Wise Sales, Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	InCorp Services, Inc. Name 375 N. Stephanie St. - Suite 1411 (Street Address), Henderson (City), NEVADA, 89014-8909 (Zip Code)
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 1000000000 Par value: $ .001 Number of shares without par value: 0
4. Names & Addresses of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Kurt Wise (Name) 4701 Washington Avenue, Suite 210 (Street Address), Racine (City), WI (State), 53406 (Zip Code) 2. Name Street Address, City, State, Zip Code 3. Name Street Address, City, State, Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	Brandon G. O'Bryon (Name) [signature] (Signature) N95 W16975 Richfield Way, Suite 3 (Address), Menomonee Falls (City), WI (State), 53051 (Zip Code)
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [signature] Authorized Signature of R. A. or On Behalf of R. A. Company September 1, 2008 (Date)

This form must be accompanied by appropriate fees. See attached fee schedule.